UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2023

P3 Health Partners Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2370 Corporate Circle, Suite 300 Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)

(702) 910-3950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Class A common stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	PIIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement..

On November 8, 2023, P3 Health Partners Inc. (the “Company”) and certain of its stockholders (representing a majority of the registrable securities under the Registration Rights Agreement (as defined below)) entered into an amendment and waiver (the “Registration Rights Amendment and Waiver”) to the Registration Rights Agreement, dated as of April 6, 2023 (the “Registration Rights Agreement”), by and among the Company and the stockholders party thereto.

Pursuant to the Registration Rights Amendment and Waiver, the Registration Rights Agreement is amended to provide that the shelf Registration Statement on Form S-3 filed by the Company on November 9, 2023 (the “Registration Statement”) is excluded from the definition of “Primary Offering Registration Statement,” and that the provisions in Section 1.9 of the Registration Rights Agreement that pertain to Underwritten Offerings or piggyback registration rights do not apply to the Registration Statement and any amendments and supplements thereto and combined registration statements therewith, and the at-the-market offering program entered into by the Company on November 9, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	November 13, 2023	By:	/s/ Atul Kavthekar
Atul Kavthekar
Chief Financial Officer